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                                                                    EXHIBIT 10.6
                                                                    ------------

          AGREEMENT, dated as of May 10, 1990, made by and among VIRGIN ISLANDS TELEPHONE CORPORATION ("Vitelco" or the "Mortgagor"), a corporation existing under the laws of the United States Virgin Islands, VITELCOM, Inc., a corporation existing under the laws of the United States Virgin Islands ("VITELCOM"), and the RURAL TELEPHONE FINANCE COOPERATIVE (the "RTFC").

          WHEREAS Vitelco, VITELCOM, RTFC, and UNITED STATES OF AMERICA (the "Government") have entered into that certain Supplemental Mortgage and Security Agreement, dated as of May 29, 1990 (the "Joint Mortgage"); and

          WHEREAS Vitelco, VITELCOM, and RTFC as among them have reached certain agreements and understandings in addition to those contained in the Joint Mortgage; and

          WHEREAS Vitelco, VITELCOM and RTFC desire as between them to be bound by those certain agreements and understandings; and

          WHEREAS Vitelco, VITELCOM and RTFC are authorized to enter into this Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Joint Mortgage and used herein are so used as so defined.

          SECTION 2. Additional Notes Secured by the Joint Mortgage. RTFC hereby consents that the Mortgagor may execute and deliver Additional REA Notes to evidence up to $96,000,000 aggregate principal amount of loans from the Government to the Mortgagor without regard to the limitations contained in
Section 2.01(b) of the Joint Mortgage.

          SECTION 3. Preservation of Corporate Existence, etc. As between the parties to this Agreement, Section 3.04(a) of the Joint Mortgage shall be construed to read as follows:

          (a) The Mortgagor will at all times, so long as any of the Notes shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all material franchises, rights of way, easements, permits and licenses now or hereafter to it granted or upon it conferred, and
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will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property, the failure to comply with which would have a material adverse effect on the business, financial condition or prospects of the Mortgagor.

          SECTION 4. Limitations on Contracts. As between the parties to this Agreement, Section 3.09(a) of the Joint Mortgage shall be construed to read as follows:

          (a) enter into any contract for management of its business or any part thereof, for the operation or maintenance of all or any part of its property, for the use by others of any of the Mortgage Property, to the extent that such use by others would be likely to materially impair the Mortgagor's ability to conduct its business in the ordinary course, or for toll traffic, operator assistance, extended area service or switching services to be furnished by or for connection companies or other companies; provided, however, that such approval shall not be required for any toll traffic or operator assistance contract which in form and substance conforms with contracts in general use in the telephone industry; or

          SECTION 5. Insurance; Restoration of Damaged Mortgaged Property. As between the parties to this Agreement, Section 3.07(b) of the Joint Mortgage shall be construed to read as follows:

          In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, the proceeds thereof (the "Insurance Proceeds") shall be immediately deposited in the Special Construction Account and shall be applied by the Mortgagor, at the option of the
Mortgagor:

          (i) to replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss promptly after such damage, destruction or loss shall have occurred, and to pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims; or

          (ii) to the payment of indebtedness secured by this Mortgage as provided in Section 3.03 hereof; or
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          (iii) for retention in the Special Construction Account for disposition pursuant to Section 3.23 hereof.

          SECTION 6. Payment of Dividends, etc. RTFC agrees that, so long as all the indebtedness of the Mortgagor to RTFC which is secured by the Joint Mortgage is guaranteed by Mortgagor's parent company, Atlantic Tele-Network Co., the provisions of Section 3.15 of the Joint Mortgage and the provisions of the authorization letter from the REA and RFTC to Mortgagor ("Letter of Authorization") relating to said Section 3.15 of the Joint Mortgage are solely for the protection of the REA and may be waived or amended by the REA at any time without the consent of RTFC.

          SECTION 7. Letter of Authorization. If RTFC shall modify or terminate any provision in Section 1 of the Letter of Authorization without the written approval of the Mortgagor, Mortgagor's obligations to make prepayments to RTFC under clause (i) of Section 2.04(c) of the Loan Agreement dated as of December 19, 1987 by and among Atlantic Tele-Network Co., the Mortgagor and RTFC, as heretofore amended, shall terminate.

          SECTION 8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              VIRGIN ISLANDS TELEPHONE CORPORATION

                              By:  /s/ Cornelius B. Prior, Jr.
                                   ---------------------------
                                   Title:  Chairman

                              VITELCOM, INC.

                              By:  /s/ Cornelius B. Prior, Jr.
                                   ---------------------------
                                   Title:  Secretary
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                              RURAL TELEPHONE FINANCE COOPERATIVE

                              By:  /s/ Richard B. Bulman
                                   -------------------------------------
                                   Title:  Assistant Secretary-Treasurer